EXHIBIT 99.1

FOR IMMEDIATE RELEASE
NMI Holdings, Inc. Reports Record Third Quarter 2019 Financial Results
EMERYVILLE, Calif., November 6, 2019 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported GAAP net income of $49.8 million, or $0.69 per diluted share, and adjusted net income of $49.9 million, or $0.71 per diluted share, for its third quarter ended September 30, 2019. This compares with GAAP net income of $39.1 million, or $0.56 per diluted share, and adjusted net income of $41.4 million, or $0.59 per diluted share, in the second quarter ended June 30, 2019. In the third quarter of 2018, the company reported GAAP net income of $24.8 million, or $0.36 per diluted share, and adjusted net income of $31.8 million, or $0.46 per diluted share. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return-on-equity are presented in this release to enhance the comparability of financial results between periods. See "Use of Non-GAAP Financial Measures" and our reconciliation of such measures to their most comparable GAAP measures, below.
Claudia Merkle, CEO of National MI, said, "National MI again delivered record performance, including new insurance written of $14.1 billion, net premiums earned of $92.4 million, adjusted net income of $49.9 million and adjusted return-on-equity of 23.7%. We continued to grow our high-quality insured portfolio at an industry-leading rate and saw sustained momentum with our customer franchise. We remain focused on achieving disciplined growth and positioning our business to deliver sustained performance across all market cycles."

•	As of September 30, 2019, the company had primary insurance-in-force of $89.7 billion, up 10% from $81.7 billion at June 30, 2019 and up 41% compared to $63.5 billion as of September 30, 2018.

•	Net premiums earned for the quarter were $92.4 million, up 11% compared to $83.2 million for the second quarter of 2019 and up 41% compared to $65.4 million for the third quarter of 2018.

•
Total underwriting and operating expenses in the quarter were $33.2 million, including $1.7 million of fees and expenses related to the Insurance-Linked Notes (ILN) transaction completed on July 30, 2019. This compares with total underwriting and operating expenses of $32.5 million in the second quarter of 2019, which included $0.7 million of fees and expenses related to the recently completed ILN transaction and $30.4 million in the third quarter of 2018, which included $1.9 million of fees and expenses related to an ILN transaction completed in July 2018.

•	At quarter-end, cash and investments were $1.1 billion and shareholders’ equity was $873 million, equal to $12.86 per share.

•	Return-on-equity for the quarter was 23.6% and adjusted return-on-equity was 23.7%.

•	At quarter-end, the company had total PMIERs available assets of $956 million, which compares with risk- based required assets under PMIERs of $638 million.
The non-GAAP measures of adjusted net income, adjusted diluted EPS and adjusted return-on-equity for the quarters presented exclude the after-tax impact of periodic capital markets transaction costs, changes in the fair value of our warrant liability and realized gains or losses from our investment portfolio.

EXHIBIT 99.1

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	9/30/2019	6/30/2019	9/30/2018	Q/Q	Y/Y
Primary Insurance-in-Force ($billions)	$89.7	$81.7	$63.5	10%	41%
New Insurance Written - NIW ($billions)
Monthly premium	13.0	11.1	6.7	17%	95%
Single premium	1.1	1.1	0.7	(1)%	61%
Total	14.1	12.2	7.4	16%	92%

Net Premiums Earned ($millions)	92.4	83.2	65.4	11%	41%
Loss Expense ($millions)	2.6	2.9	1.1	(12)%	134%
Underwriting & Operating Expense ($millions)	33.2	32.5	30.4	2%	9%
Loss Ratio	2.8%	3.5%	1.7%
Expense Ratio	36.0%	39.1%	46.4%
Cash & Investments ($millions)	$1,119.1	$1,053.3	$892.6	6%	25%
Shareholders' Equity ($millions)	873.5	812.4	660.5	8%	32%
Book Value per Share	$12.86	$11.99	$9.96	7%	29%

(1)	Percentages may not be replicated based on the rounded figures presented in the table.
Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, November 6, 2019, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the "Investor Relations" section. The conference call can also be accessed by dialing (888) 734-0328 in the U.S., or (914) 495-8578 internationally, and using Conference ID: 3697868 or by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act), and the U.S. Private Securities Litigation Reform Act of 1995 (PSLRA). The PSLRA provides a "safe harbor" for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as "anticipate," "believe," "can," "could," "may," "predict," "assume," "potential," "should," "will," "estimate," "plan," "project," "continuing," "ongoing," "expect," "intend" and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in the business practices of Fannie Mae and Freddie Mac (collectively, the GSEs), including decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (PMIERs) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (D.C.) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including government mortgage insurers, such as the Federal Housing Administration, U.S. Department of Agriculture's Rural Housing Service and the Veterans Administration, and potential market entry by new

EXHIBIT 99.1

competitors or consolidation of existing competitors; developments in the world's financial and capital markets and our access to such markets, including reinsurance; adoption of new or changes to existing laws and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including any action by the Consumer Financial Protection Bureau to address the planned expiration of the "QM Patch" under the Dodd-Frank Act Ability to Repay/Qualified Mortgage Rule; legislative or regulatory changes to the GSEs' role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential future lawsuits, investigations or inquiries or resolution of current lawsuits or inquiries; changes in general economic, market and political conditions and policies, interest rates, inflation and investment results or other conditions that affect the housing market or the markets for home mortgages or mortgage insurance; our ability to successfully execute and implement our capital plans, including our ability to access the capital, credit and reinsurance markets and to enter into, and receive approval of reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low-down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; and, our ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading "Risk Factors" detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2018, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income and adjusted diluted earnings per share (EPS) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of the gain or loss related to the change in fair value of our warrant liability, periodic costs incurred in connection with capital markets transactions, net realized gains or losses from our investment portfolio, and discrete, non-recurring and non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the years that non-vested shares are anti-dilutive under GAAP.
Adjusted return-on-equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders’ equity for the period.
Although adjusted income before tax, adjusted net income and adjusted diluted EPS exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.

EXHIBIT 99.1

(1)
Change in fair value of warrant liability. Outstanding warrants at the end of each reporting period are revalued, and any change in fair value is reported in the statement of operations in the period in which the change occurred. The change in fair value of our warrant liability can vary significantly across periods and is influenced principally by equity market and general economic factors that do not impact or reflect our current period operating results. We believe trends in our operating performance can be more clearly identified by excluding fluctuations related to the change in fair value of our warrant liability.

(2)
Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.

(3)
Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.

(4)
Infrequent or unusual non-operating items. Items that are the result of unforeseen or uncommon events, which occur separately from operating earnings and are not expected to recur in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are non-recurring in nature, are not part of our primary operating activities and do not reflect our current period operating results.

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
john.swenson@nationalmi.com
(510) 788-8417
Press Contact
Mary McGarity
Strategic Vantage Mortgage Public Relations
(203) 513-2721
MaryMcGarity@StrategicVantage.com

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (loss)	For the three months ended September 30,		For the nine months ended September 30,
	2019	2018	2019	2018
Revenues	(In Thousands, except for per share data)
Net premiums earned	$92,381	$65,407	$249,499	$181,936
Net investment income	7,882	6,277	22,894	16,586
Net realized investment gains (losses)	81	(8)	(219)	51
Other revenues	1,244	85	1,700	193
Total revenues	101,588	71,761	273,874	198,766
Expenses
Insurance claims and claim expenses	2,572	1,099	8,238	3,311
Underwriting and operating expenses	33,244	30,379	96,636	87,852
Total expenses	35,816	31,478	104,874	91,163
Other expense
Gain (loss) from change in fair value of warrant liability	1,139	(5,464)	(6,025)	(4,935)
Interest expense	(2,979)	(2,972)	(9,111)	(11,951)
Total other expense	(1,840)	(8,436)	(15,136)	(16,886)

Income before income taxes	63,932	31,847	153,864	90,717
Income tax expense	14,169	7,036	32,102	18,310
Net income	$49,763	$24,811	$121,762	$72,407

Earnings per share
Basic	$0.73	$0.38	$1.81	$1.12
Diluted	$0.69	$0.36	$1.75	$1.07

Weighted average common shares outstanding
Basic	67,849	65,948	67,381	64,584
Diluted	70,137	68,844	69,520	67,512

Loss ratio(1)	2.8%	1.7%	3.3%	1.8%
Expense ratio(2)	36.0%	46.4%	38.7%	48.3%
Combined ratio	38.8%	48.1%	42.0%	50.1%

Net income	$49,763	$24,811	$121,762	$72,407
Other comprehensive income (loss), net of tax:
Unrealized gains (losses) in accumulated other comprehensive income, net of tax expense (benefit) of $1,376 and ($337) for the three months ended September 30, 2019 and 2018, respectively and $8,991 and ($3,676) for the nine months ended September 30, 2019 and 2018, respectively	5,177	(1,267)	33,824	(13,828)
Reclassification adjustment for realized (gains) losses included in net income, net of tax expense (benefit) of $17 and ($2) for the three months ended September 30, 2019 and 2018, respectively and ($46) and ($27) for the nine months ended September 30, 2019 and 2018, respectively	(64)	7	173	102
Other comprehensive income (loss), net of tax	5,113	(1,260)	33,997	(13,726)
Comprehensive income	$54,876	$23,551	$155,759	$58,681

(1)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(2)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

Consolidated balance sheets	September 30, 2019	December 31, 2018
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $1,043,639 and $924,987 as of September 30, 2019 and December 31, 2018, respectively)	$1,073,176	$911,490
Cash and cash equivalents (including restricted cash of $2,933 and $1,414 as of September 30, 2019 and December 31, 2018, respectively)	45,889	25,294
Premiums receivable	45,730	36,007
Accrued investment income	6,885	5,694
Prepaid expenses	4,518	3,241
Deferred policy acquisition costs, net	56,642	46,840
Software and equipment, net	26,303	24,765
Intangible assets and goodwill	3,634	3,634
Prepaid reinsurance premiums	17,917	30,370
Other assets	20,768	4,708
Total assets	$1,301,462	$1,092,043

Liabilities
Term loan	$146,007	$146,757
Unearned premiums	145,146	158,893
Accounts payable and accrued expenses	39,296	31,141
Reserve for insurance claims and claim expenses	20,505	12,811
Reinsurance funds withheld	16,072	27,114
Warrant liability, at fair value	6,364	7,296
Deferred tax liability, net	43,769	2,740
Other liabilities (1)	10,816	3,791
Total liabilities	427,975	390,543

Shareholders' equity
Common stock - class A shares, $0.01 par value; 67,927,370 and 66,318,849 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively (250,000,000 shares authorized)	679	663
Additional paid-in capital	698,393	682,181
Accumulated other comprehensive income (loss), net of tax	19,165	(14,832)
Retained earnings	155,250	33,488
Total shareholders' equity	873,487	701,500
Total liabilities and shareholders' equity	$1,301,462	$1,092,043

(1)	Deferred Ceding Commissions have been reclassified to "Other liabilities" in prior periods

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations
	Quarter ended	Quarter ended	Quarter ended
	9/30/2019	6/30/2019	9/30/2018
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$92,381	$83,249	$65,407
Net investment income	7,882	7,629	6,277
Net realized investment gains (losses)	81	(113)	(8)
Other revenues	1,244	415	85
Total revenues	101,588	91,180	71,761
Expenses
Insurance claims and claim expenses	2,572	2,923	1,099
Underwriting and operating expenses	33,244	32,543	30,379
Total expenses	35,816	35,466	31,478
Other Expense
Gain (Loss) from change in fair value of warrant liability	1,139	(1,685)	(5,464)
Interest expense	(2,979)	(3,071)	(2,972)
Total other expense	(1,840)	(4,756)	(8,436)

Income before income taxes	63,932	50,958	31,847
Income tax expense	14,169	11,858	7,036
Net income	$49,763	$39,100	$24,811

Adjustments:
Net realized investment (gains) losses	(81)	113	8
(Gain) Loss from change in fair value of warrant liability	(1,139)	1,685	5,464
Capital markets transaction costs	1,689	664	1,871
Adjusted income before taxes	64,401	53,420	39,190

Income tax expense on adjustments	338	163	395
Adjusted net income	$49,894	$41,399	$31,759

Weighted average diluted shares outstanding	70,137	69,590	68,844

Diluted EPS	$0.69	$0.56	$0.36
Adjusted diluted EPS	$0.71	$0.59	$0.46

Return-on-equity	23.6%	20.0%	15.4%
Adjusted return-on-equity	23.7%	21.2%	19.7%

EXHIBIT 99.1

Historical Quarterly Data	2019			2018
	September 30	June 30	March 31	December 31	September 30	June 30
Revenues	(In Thousands, except for per share data)
Net premiums earned	$92,381	$83,249	$73,868	$69,261	$65,407	$61,615
Net investment income	7,882	7,629	7,383	6,952	6,277	5,735
Net realized investment gains (losses)	81	(113)	(187)	6	(8)	59
Other revenues	1,244	415	42	40	85	44
Total revenues	101,588	91,180	81,106	76,259	71,761	67,453
Expenses
Insurance claims and claim expenses	2,572	2,923	2,743	2,141	1,099	643
Underwriting and operating expenses	33,244	32,543	30,849	29,384	30,379	29,020
Total expenses	35,816	35,466	33,592	31,525	31,478	29,663

Other (expense) income (1)	(1,840)	(4,756)	(8,540)	510	(8,436)	(5,451)

Income before income taxes	63,932	50,958	38,974	45,244	31,847	32,339
Income tax expense	14,169	11,858	6,075	9,724	7,036	7,098
Net income	$49,763	$39,100	$32,899	$35,520	$24,811	$25,241

Earnings per share
Basic	$0.73	$0.56	$0.49	$0.54	$0.38	$0.38
Diluted	$0.69	$0.59	$0.48	$0.46	$0.36	$0.37

Weighted average common shares outstanding
Basic	67,849	67,590	66,692	66,308	65,948	65,664
Diluted	70,137	69,590	68,996	69,013	68,844	68,616

Other data
Loss Ratio (2)	2.8%	3.5%	3.7%	3.1%	1.7%	1.0%
Expense Ratio (3)	36.0%	39.1%	41.8%	42.4%	46.4%	47.1%
Combined ratio	38.8%	42.6%	45.5%	45.5%	48.1%	48.1%

(1)	Other (expense) income includes the gain (loss) from change in fair value of warrant liability and interest expense.

(2)	Loss ratio is calculated by dividing the provision for insurance claims and claim expenses by net premiums earned.

(3)	Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

EXHIBIT 99.1

New Insurance Written (NIW), Insurance in Force (IIF) and Premiums
The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	Three months ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(In Millions)
Monthly	$12,994	$11,067	$6,211	$6,296	$6,675	$5,711
Single	1,106	1,112	702	666	686	802
Primary	$14,100	$12,179	$6,913	$6,962	$7,361	$6,513

Primary and pool IIF	As of
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(In Millions)
Monthly	$71,814	$63,922	$55,995	$51,655	$46,967	$41,843
Single	17,899	17,786	17,239	16,896	16,560	16,246
Primary	89,713	81,708	73,234	68,551	63,527	58,089

Pool	2,668	2,758	2,838	2,901	2,974	3,064
Total	$92,381	$84,466	$76,072	$71,452	$66,501	$61,153
The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction and 2018 QSR Transaction, and collectively, the QSR Transactions), and Insurance-Linked Note transactions (the 2017 ILN Transaction, 2018 ILN Transaction and 2019 ILN Transaction, and collectively, the ILN Transactions) for the periods indicated.

	As of and for the three months ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$4,901,809	$4,558,862	$4,534,353	$4,292,450	$3,960,461	$3,606,928
Ceded premiums earned	(23,151)	(20,919)	(21,468)	(20,487)	(19,286)	(18,077)
Ceded claims and claim expenses	766	770	899	710	337	173
Ceding commission earned	4,584	4,171	4,206	4,084	3,814	3,536
Profit commission	13,254	11,884	12,061	11,666	11,272	10,707

The ILN Transactions
Ceded premiums	$(4,409)	$(2,895)	$(3,023)	$(3,257)	$(3,093)	$(1,623)

EXHIBIT 99.1

Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
	($ Values In Millions)
New insurance written	$14,100	$12,179	$6,913	$6,962	$7,361	$6,513
New risk written	3,651	3,183	1,799	1,799	1,883	1,647
Insurance in force (IIF) (1)	89,713	81,708	73,234	68,551	63,527	58,089
Risk in force (1)	22,810	20,661	18,373	17,091	15,744	14,308
Policies in force (count) (1)	350,395	324,876	297,232	280,825	262,485	241,993
Average loan size (1)	$0.256	$0.252	$0.246	$0.244	$0.242	$0.240
Coverage percentage (2)	25.4%	25.3%	25.1%	24.9%	24.8%	24.6%
Loans in default (count) (1)	1,230	1,028	940	877	746	768
Percentage of loans in default (1)	0.35%	0.32%	0.32%	0.31%	0.28%	0.32%
Risk in force on defaulted loans (1)	$70	$58	$53	$48	$42	$43
Average premium yield (3)	0.43%	0.43%	0.42%	0.42%	0.43%	0.44%
Earnings from cancellations	$7.4	$4.5	$2.3	$2.1	$2.6	$3.1
Annual persistency (4)	82.4%	86.0%	87.2%	87.1%	86.1%	85.5%
Quarterly run-off (5)	7.5%	5.1%	3.3%	3.1%	3.3%	3.5%

(1)	Reported as of the end of the period.

(2)	Calculated as end of period risk in force (RIF) divided by end of period IIF.

(3)	Calculated as net premiums earned, divided by average primary IIF for the period, annualized.

(4)	Defined as the percentage of IIF that remains on our books after a given 12-month period.

(5)	Defined as the percentage of IIF that is no longer on our books after a given three month period.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018
	($ In Millions)
>= 760	$6,994	$5,627	$3,191
740-759	2,288	2,165	1,228
720-739	2,102	1,785	1,095
700-719	1,450	1,337	878
680-699	915	891	632
<=679	351	374	337
Total	$14,100	$12,179	$7,361
Weighted average FICO	754	751	747

EXHIBIT 99.1

Primary NIW by LTV	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
95.01% and above	$989	$971	$676
90.01% to 95.00%	6,592	5,931	3,553
85.01% to 90.00%	4,933	4,085	2,373
85.00% and below	1,586	1,192	759
Total	$14,100	$12,179	$7,361
Weighted average LTV	91.7%	92.0%	92.5%

Primary NIW by purchase/refinance mix	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
Purchase	$11,284	$10,697	$7,022
Refinance	2,816	1,482	339
Total	$14,100	$12,179	$7,361
The table below presents a summary of our primary IIF and RIF by book year as of September 30, 2019.

Primary IIF and RIF	As of September 30, 2019
	IIF	RIF
	(In Millions)
September 30, 2019	$31,844	$8,283
2018	21,932	5,571
2017	16,283	4,028
2016	12,944	3,231
2015	5,792	1,464
2014 and before	918	233
Total	$89,713	$22,810
The tables below present our total primary IIF and RIF by FICO and LTV and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
>= 760	$41,855	$37,830	$29,627
740-759	15,028	13,731	10,386
720-739	12,666	11,388	8,566
700-719	9,822	9,028	7,008
680-699	6,559	6,045	4,655
<=679	3,783	3,686	3,285
Total	$89,713	$81,708	$63,527

EXHIBIT 99.1

Primary RIF by FICO	As of
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
>= 760	$10,611	$9,551	$7,361
740-759	3,847	3,499	2,592
720-739	3,257	2,904	2,131
700-719	2,501	2,286	1,732
680-699	1,665	1,524	1,145
<=679	929	897	783
Total	$22,810	$20,661	$15,744

Primary IIF by LTV	As of
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
95.01% and above	$8,500	$7,925	$6,309
90.01% to 95.00%	42,255	38,371	28,879
85.01% to 90.00%	28,083	25,099	19,074
85.00% and below	10,875	10,313	9,265
Total	$89,713	$81,708	$63,527

Primary RIF by LTV	As of
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
95.01% and above	$2,326	$2,145	$1,670
90.01% to 95.00%	12,358	11,206	8,416
85.01% to 90.00%	6,854	6,108	4,590
85.00% and below	1,272	1,202	1,068
Total	$22,810	$20,661	$15,744

Primary RIF by Loan Type	As of
	September 30, 2019	June 30, 2019	September 30, 2018

Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF during the periods indicated.

Primary IIF	For the three months ended
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Millions)
IIF, beginning of period	$81,708	$73,234	$58,089
NIW	14,100	12,179	7,361
Cancellations, principal repayments and other reductions	(6,095)	(3,705)	(1,923)
IIF, end of period	$89,713	$81,708	$63,527

EXHIBIT 99.1

Geographic Dispersion
The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	September 30, 2019	June 30, 2019	September 30, 2018
California	11.9%	12.3%	13.3%
Texas	8.1	8.2	8.1
Florida	5.6	5.4	4.9
Virginia	5.3	5.2	4.9
Arizona	4.2	4.6	5.0
Illinois	3.8	3.6	3.3
Pennsylvania	3.6	3.6	3.6
Michigan	3.5	3.5	3.7
Colorado	3.4	3.4	3.4
Maryland	3.3	3.3	3.2
Total	52.7%	53.1%	53.4%
The table below presents selected primary portfolio statistics, by book year, as of September 30, 2019.

	As of September 30, 2019
Book year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values in Millions)
2013	$162	$25	15%	655	138	—	1	0.2%	0.2%	—%
2014	3,451	893	26%	14,786	4,758	48	35	3.9%	0.6%	1.0%
2015	12,422	5,792	47%	52,548	27,230	173	82	2.8%	0.5%	0.6%
2016	21,187	12,944	61%	83,626	55,060	246	74	2.0%	0.4%	0.4%
2017	21,582	16,283	75%	85,897	68,744	403	28	3.0%	0.5%	0.6%
2018	27,288	21,932	80%	104,014	88,130	333	8	3.7%	0.3%	0.4%
2019	33,192	31,844	96%	109,954	106,335	27	—	0.8%	—%	—%
Total	$119,284	$89,713		451,480	350,395	1,230	228

(1)	Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.

(2)	Calculated as the sum of number of claims paid ever to date and number of loans in default divided by policies ever in force.

(3)	Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended		For the nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In Thousands)
Beginning balance	$18,432	$10,601	$12,811	$8,761
Less reinsurance recoverables (1)	(3,775)	(2,382)	(3,001)	(1,902)
Beginning balance, net of reinsurance recoverables	14,657	8,219	9,810	6,859

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	3,547	1,938	10,948	5,090
Prior years (3)	(975)	(839)	(2,710)	(1,779)
Total claims and claim expenses incurred	2,572	1,099	8,238	3,311

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	37	—	37
Prior years (3)	1,033	890	2,401	1,742
Reinsurance terminations (4)	—	—	(549)	—
Total claims and claim expenses paid	1,033	927	1,852	1,779

Reserve at end of period, net of reinsurance recoverables	16,196	8,391	16,196	8,391
Add reinsurance recoverables (1)	4,309	2,517	4,309	2,517
Ending balance	$20,505	$10,908	$20,505	$10,908

(1)	Related to ceded losses recoverable under the QSR Transactions, included in "Other assets" on the condensed consolidated balance sheets.

(2)
Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan had defaulted in a prior year and subsequently cured and later re-defaulted in the current year, that default would be included in the current year. Amounts are presented net of reinsurance.

(3)	Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance.

(4)	Represents the settlement of reinsurance recoverables in conjunction with the termination of one reinsurer under the 2016 QSR Transaction on a cut-off basis.
The following table provides a reconciliation of the beginning and ending count of loans in default for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Beginning default inventory	1,028	768	877	928
Plus: new defaults	718	380	1,838	1,080
Less: cures	(476)	(378)	(1,383)	(1,203)
Less: claims paid	(37)	(24)	(98)	(59)
Less: claims denied	(3)	—	(4)	—
Ending default inventory	1,230	746	1,230	746

EXHIBIT 99.1

The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated.

	For the three months ended		For the nine months ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
	(In Thousands)
Number of claims paid (1)	37	24	98	59
Total amount paid for claims	$1,265	$1,128	$2,979	$2,217
Average amount paid per claim	$34	$47	$30	$38
Severity(2)	70%	80%	70%	76%

(1)
Count includes 8 and 14 claims settled without payment for the three and nine months ended September 30, 2019, respectively, and 1 and 5 claims settled without payment for the three and nine months ended September 30, 2018, respectively.

(2)
Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the periods indicated.

Average reserve per default:	As of September 30, 2019	As of September 30, 2018
	(In Thousands)
Case (1)	$15	$14
IBNR (2)	2	1
Total	$17	$15

(1)	Defined as the gross reserve per insured loan in default.

(2)	Amount includes claims adjustment expenses.
The following table provides a comparison of the PMIERs financial requirements as reported by NMIC as of the dates indicated.

	As of
	September 30, 2019	June 30, 2019	September 30, 2018
	(In Thousands)
Available Assets	$955,554	$878,550	$702,020
Risk-Based Required Assets	637,914	782,460	398,975